UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 29, 2003

                             Zoom Technologies, Inc.
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             (Exact Name Of Registrant As Specified In Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

                0-18672                                   51-0448969
                -------                            ----------------------
           (Commission File Number)         (I.R.S. Employer Identification No.)

            207 South Street, Boston, MA                       02111
      ----------------------------------------            ---------------
      (Address of Principal Executive Offices)               (Zip Code)

                              (617) 423-1072
           ----------------------------------------------------
           (Registrant's Telephone Number, Including Area Code)

       (Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements and Exhibits.
       (c) Exhibits.

Exhibit Number        Description
--------------        -----------
    99.1              Press release dated October 29, 2003 of Zoom Technologies,
                      Inc. (the "Company") announcing its financial results for the third quarter ended September 30, 2003.

Item 12.  Results of operations and financial condition.

     On October 29, 2003, the Company issued a press release announcing its financial results for the third quarter ended September 30, 2003. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

     Limitation on Incorporation by Reference. The information furnished in this
Item 12 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

     Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press release attached as an exhibit hereto, the press release contains forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2003           ZOOM TECHNOLOGIES, INC.



                                    By:    /s/ Robert A. Crist
                                        --------------------------
                                            Robert A. Crist, Chief
                                            Financial Officer

                                  EXHIBIT INDEX

Exhibit Number        Description
--------------        -----------
    99.1              Press release dated October 29, 2003 of Zoom Technologies,
                      Inc. (the "Company") announcing its financial results for the third quarter ended September 30, 2003.

                                 EXHIBIT 99.1

         Zoom Technologies Reports Profit for the Third Quarter of 2003
         --------------------------------------------------------------

     Boston, October 29, 2003 -Zoom Technologies, Inc. (NASDAQ: ZOOM), a leading manufacturer of modems and other data communication products, today reported net income of $406 thousand or $.05 per share for its third quarter ending September 30, 2003, up substantially from Zoom's net income of $92 thousand or $.01 per share in the third quarter of 2002.

     Zoom's net loss for the first nine months of 2003 was $1.4 million or $.18 per share, compared to a net loss of $4.6 million or $.59 per share for the first nine months of 2002.

     Zoom's net sales were $9.1 million for the third quarter of 2003, down 16.3% from $10.9 million for the third quarter of 2002, as significantly higher broadband modem sales were offset by lower dial-up modem sales.

     Gross profit was $3.0 million or 32.5% of net sales in the third quarter of 2003 compared to $3.2 million or 29.1% of net sales in the third quarter of 2002. The improved gross margin reflects cost of goods reductions including lower unit costs and lower charges for inventory write-downs.

     Operating expenses were $2.6 million or 29.1% of net sales in the third quarter of 2003 compared to $3.1 million or 28.7% of net sales in the third quarter of 2002. The decline in operating expenses was primarily due to lower employee-related operating expenses as Zoom's worldwide headcount dropped from 190 to 165 from September 30, 2002 to September 30, 2003.

     Zoom's cash balance on September 30, 2003 was $8.8 million, up from $7.6 million on December 31, 2002. On September 30, 2003 Zoom had a current ratio of 5.4.

     "We are particularly encouraged by the growth of our ADSL modem business, which more than quadrupled in revenues in one year," said Frank Manning, Zoom's President and CEO. "Europe is particularly strong for us, and we are also seeing good growth in the US and Asia. Zoom's ADSL revenues are coming primarily from sales through retailers outside the US, and we are encouraged by the ADSL modem momentum toward retail. Some Internet Service Providers are telling us that they would prefer not to offer ADSL modems directly to their customers, given the associated issues of inventory management and returns. The retail channel relieves ISPs of this burden, and also offers a great way to promote an ISP's ADSL service. The UK, Spain, and other countries are proving that ADSL modems are well-suited to sale by retailers."

     "Our business is running efficiently. Operating costs are down, inventory turns are up, and our cash position is strong."

     "We are focusing our development efforts primarily in the ADSL, dialer, and Voice over IP areas, with exciting product introductions planned for the coming months. We also remain committed to our other Internet access product lines, including dial-up modems and cable modems."

     Zoom has scheduled a Q3 2003 earnings conference call for Wednesday October 29th. at 5:00 p.m. Eastern Time. You may access the conference call by dialing
(800) 915-4836 for calls made within the United States and dialing (973) 317-5319 for calls outside the United States. The call will also be simulcast to stock analysts and other interested parties on Zoom's website (www.zoom.com/Q3) and other financial and investor-oriented websites via the CCBN / Business Wire StreetEvents network. Shortly after the conference call, a recorded broadcast will be available on Zoom's website. For additional information, please contact Investor Relations, Zoom Technologies, 207 South Street, Boston, MA 02111, telephone (617) 423-1072, email investor@zoom.com, or visit Zoom's website at www.zoom.com.


     This release contains forward-looking information relating to Zoom's plans, expectations and intentions, including statements relating to Zoom's plans for developing and introducing products, Zoom's growth and success in ADSL modem sales, Zoom's ADSL prospects and momentum. Actual results may be materially different from those expectations as a result of known and unknown risks, including Zoom's potential future losses; Zoom's ability to obtain additional financing for working capital and other purposes; Zoom's ability to effectively manage its inventory; uncertainty of new product development and introduction, including budget overruns, project delays and the risk that newly introduced products may contain undetected errors or defects or otherwise not perform as anticipated, and other delays in shipments of products; the uncertainty of market growth of cable and ADSL data communications markets, and the uncertainty of Zoom's ability to more successfully penetrate those markets, which have been challenging markets with significant barriers to entry; Zoom's dependence on one or a limited number of suppliers for certain key components; rapid technological change; competition; and other risks set forth in Zoom's filings with the Securities and Exchange Commission. Zoom cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Zoom expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in Zoom's expectations or any change in events, conditions or circumstance on which any such statement is based.

                            ZOOM TECHNOLOGIES, INC.
                          Consolidated Balance Sheets
                                  In thousands
                                  (Unaudited)

                                                  September 30,        Dec 31,
                                                      2003               2002
--------------------------------------------------------------------------------

Assets

Current assets:

        Cash                                          $ 8,761           $ 7,612
        Accounts receivable, net                        4,460             3,714
        Inventories, net                                3,799             6,783
        Prepaid expenses and other                        614             1,038
--------------------------------------------------------------------------------

               Total current assets                    17,634            19,147

Property and equipment, net                             3,018             3,486

--------------------------------------------------------------------------------
               Total assets                           $20,652           $22,633
--------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

        Accounts payable                              $ 1,988           $ 2,407
        Accrued expenses                                1,048             1,207
        Current portion of long-term debt                 222               192
--------------------------------------------------------------------------------
               Total current liabilities                3,258             3,806

        Long-term debt                                  5,153             5,342
--------------------------------------------------------------------------------
               Total liabilities                        8,411             9,148
--------------------------------------------------------------------------------
Stockholders' equity:

        Common stock and additional paid-in capital    28,443            28,245
        Treasury stock                                     (7)               (2)
        Retained earnings (deficit) and
         foreign currency translation                 (16,195)          (14,758)
--------------------------------------------------------------------------------
               Total stockholders' equity              12,241            13,485
--------------------------------------------------------------------------------
               Total liabilities &
               Stockholders' equity                   $20,652           $22,633
--------------------------------------------------------------------------------

                                  ZOOM TECHNOLOGIES, INC.
                          Consolidated Statements of Operations
                            In thousands,except per share data
                                       (Unaudited)

                                                   Three Months Ending       Six Months Ending
                                                 ----------------------     -------------------
                                                 9/30/03       9/30/02       9/30/03    9/30/02
-----------------------------------------------------------------------------------------------
Net sales                                         $9,104       $10,878       $24,179    $29,059
Cost of goods sold                                 6,146         7,707        17,317     22,116
-----------------------------------------------------------------------------------------------

    Gross profit                                   2,958         3,171         6,862      6,943

Operating expenses:
    Selling                                        1,376         1,423         3,965      4,488
    General and administrative                       612           825         2,413      2,588
    Research and development                         660           879         2,155      2,810
-----------------------------------------------------------------------------------------------
    Total operating expenses                       2,648         3,127         8,533      9,886
-----------------------------------------------------------------------------------------------
    Operating profit (loss)                          310            44        (1,671)    (2,943)

Other income (expense), net                           96            48           246         94
------------------------------------------------------------------------------------------------
    Income(loss) before income taxes                 406            92        (1,425)    (2,849)

Income tax expense(benefit)                           -              -           -        2,013
------------------------------------------------------------------------------------------------
    Income (loss) before extraordinary gain          406            92        (1,425)    (4,862)

Extraordinary gain                                     -             -             -        255
------------------------------------------------------------------------------------------------
    Net income (loss)                             $  406       $    92      $ (1,425)   $(4,607)
------------------------------------------------------------------------------------------------

Basic and diluted earnings (loss) per share:

    Earnings (loss) per share before
      extraordinary gain                          $ 0.05        $  0.01     $  (0.18)   $ (0.62)
    Extraordinary gain                                 -              -            -       0.03
    Earnings (loss) per share                     $ 0.05        $  0.01     $  (0.18)   $ (0.59)
------------------------------------------------------------------------------------------------
Weighted average number of shares
outstanding:

        Basic                                      7,857          7,861        7,854      7,861
        Diluted                                    8,081          7,862        7,854      7,861
------------------------------------------------------------------------------------------------